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EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT AUDITOR



                     CONSENT OF MICHAEL C. FINKELSTEIN, CPA.
                             Morganville, New Jersey





I consent to the incorporation by reference in the registration statement of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form S-8 of my report dated April 17, 2002, on my audit of the consolidated financial statements of the Company as of December 31, 2001, and for each of the years in the two year period ended December 31, 2001, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ MICHAEL C. FINKELSTEIN, CPA.
Morganville, New Jersey

May  6,  2003




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EXHIBIT 23.1(b)

CONSENT OF INDEPENDENT AUDITOR



                 CONSENT OF LIVINGSTON, WACHTELL & CO, LLP, CPA.
                           1140 Avenue of the Americas
                               New York, New York
                                 (212) 840-2595




We hereby consent to the incorporation by reference in the registration statement of Advanced Plant Pharmaceuticals, Inc. (the "Company") on Form S-8 of our report dated April 13, 2003, for which we have audited the accompanying balance sheet of Advanced Plant Pharmaceuticals, Inc. as of December 31, 2002, and the related statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2002.


/s/ LIVINGSTON, WACHTELL & CO, LLP, CPA
New York, New York
May  6,  2003


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